Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 12, 2026 relating to the financial statements of Consensus Cloud Solutions, Inc. (“the Company”) and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche, LLP

Los Angeles, CA

November 5, 2026